UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 3, 2005

SERACARE LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

California	0-33045	33-0056054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1935 Avenida del Oro, Suite F Oceanside, CA	92056
(Address of principal executive offices)	(Zip Code)

(760) 806-8922

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 3, 2005, SeraCare Life Sciences, Inc. entered into an amendment to its Revolving/Term Credit and Security Agreement with the lenders named therein, Brown Brothers Harriman & Co. and Union Bank of California, N.A.. The amendment (a) increases the aggregate revolving loan commitment by $15,000,000 from $10,000,000 to $25,000,000, (b) adds a swing line facility in the amount of $2,000,000 and (c) makes certain other modifications as set forth therein.

The foregoing summary is qualified in its entirety by reference to the Amendment No. 3 to Revolving/Term Credit and Security Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

The exhibits to this Current Report on Form 8-K are listed in the Exhibit Index set forth elsewhere herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2005	SERACARE LIFE SCIENCES, INC.

/s/ CRAIG A. HOOSON
Craig A. Hooson,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1*†	Amendment No. 3 to Revolving/Term Credit and Security Agreement, dated as of October 3, 2005, by and among the financial institutions listed on the signature page thereto, Union Bank of California, N.A., Brown Brothers Harriman & Co. and SeraCare Life Sciences, Inc.

99.1	Press release, dated October 5, 2005.

*	The attachment to this agreement has not been included herewith but will be furnished supplementally to the Securities and Exchange Commission upon request.

†	Confidential treatment has been requested for a portion of this agreement.